Exhibit 21.1

Name	Jurisdiction of Incorporation or Organization
BD Protego S. de R.L.	Mexico

Evercore Advisors L.L.C.	Delaware

Evercore Advisors I L.L.C.	Delaware

Evercore Financial Advisors L.L.C.	Delaware

Evercore GP Holdings L.L.C.	Delaware

Evercore Group Holdings L.P.	Delaware

Evercore Group Holdings L.L.C.	Delaware

Evercore Group L.L.C.	Delaware

Evercore LP	Delaware

Evercore Partners Limited	England and Wales

Evercore Partners Services East L.L.C.	Delaware

Evercore Properties L.L.C.	Delaware

Evercore Restructuring L.L.C.	Delaware

Evercore Venture Advisors L.L.C.	Delaware

Protego Administradores, S. de R.L.	Mexico

Protego Asesores, S. de R.L.	Mexico

Protego Casa de Bolsa, S.A. de C.V.	Mexico

Protego CB Servicios S. de R.L.	Mexico

Protego PE, S. de R.L.	Mexico

Protego Servicios, S.C.	Mexico

Protego SI, S.C.	Mexico

Sedna S. de R.L.	Mexico

Evercore Mexico Capital Partners II, L.P.	Ontario

Evercore Mexico Partners II, L.P.	Ontario

Evercore Mexico Management II, L.L.C.	Delaware

Evercore Mexico GP Holdings L.L.C.	Delaware

Evercore Wealth Management L.L.C.	Delaware

Evercore Pan-Asset Capital Management	England and Wales

Evercore Holdings Limited	England and Wales

Evercore Trust Company, N.A.	New York

Evercore Asset Management, L.L.C.	Delaware